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                                                                    Exhibit 4.15

                               STOCK PURCHASE WARRANT

                           To Subscribe For and Purchase
                                  Common Stock of

                                PHOTRAN CORPORATION

                                  February 9, 1998

     THIS CERTIFIES THAT, for good and valuable consideration received, Steven King, or his registered assigns, is entitled to subscribe for and purchase from Photran Corporation (the "Company"), a Minnesota corporation, 100,000 fully paid and nonassessable shares of the Common Stock, no par value, of the Company (the "Common Stock"), or such greater or lesser number of such shares as may be determined by the anti-dilution provisions of this Warrant, at a Warrant exercise price of $4.25 per share, or such greater or lesser Warrant exercise price as may be determined by the anti-dilution provisions of this Warrant.

     This Warrant has been issued to Steve King by the Company pursuant to the Loan Agreement of even date, by and between the Company and Steven King (the "Agreement"), and is subject to the terms and conditions thereof.

     This Warrant may be exercised in whole or in part at any time or from time to time commencing twelve (12) months following the date of issuance of this Warrant and on or before 5:00 p.m., Minneapolis, Minnesota time, on September 10, 2007.

     This Warrant is subject to the following provisions, terms and conditions.

     1. EXERCISE. The rights represented by this Warrant may be exercised by the holders hereof, in whole or in part, by written notice of exercise delivered to the Company and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check of the purchase price for such shares.

     2. ISSUANCE OF COMMON STOCK. The Company agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the holders hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares of Common Stock so purchased shall be promptly delivered to the holders hereof and in no event later than 10 days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holders hereof within such time.

THIS WARRANT IS SUBJECT TO THE RESTRICTION ON TRANSFER SET FORTH AT THE BOTTOM OF THE LAST PAGE HEREOF.

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     3.   COVENANTS OF COMPANY.  The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4.   ANTI-DILUTION ADJUSTMENTS.    The provisions of this Warrant are
subject to adjustment as provided in this Section 4.

     (a) The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

          (i) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

          (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

          (iii) combine outstanding shares of Common Stock, by reclassification or otherwise;

     then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the holders of any Warrant

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     thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 4.

     (b) Upon each adjustment of the Warrant Exercise Price pursuant to Section 4(a) above, the Holders of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

     (c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under Subsection (a) of this Section above but the Holders of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

     (d) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holders as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     5. COMMON STOCK, WARRANT SHARES. As used herein, the term "Common Stock" shall mean and include the Company's currently authorized shares of Common Stock and shall also

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include any capital stock of any class of the Company hereafter authorized which shall not be limited to fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include shares designated as Company Stock of the Company on the date of original issue of this Warrant or, in the case of any reorganization, reclassification, consolidation or merger provided for in paragraph 4(g) above, the stock, securities or assets provided for in such paragraph. As used herein, the term "Warrant Shares" shall mean the shares which may be acquired upon the exercise of this Warrant.

     6. NO VOTING RIGHTS. This Warrant shall not entitle the holders hereof to any voting rights or other rights as a shareholder of the Company.

     7. SECURITIES LAWS RESTRICTIONS. The holders of this Warrant by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock which may be issued pursuant hereto have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws. Any exercise by the holders shall constitute a representation by the holders that the shares of Common Stock issuable upon exercise hereof are being acquired for the holders' own account and not with the view to, or for resale in connection with, any distribution or public offering thereof in violation of the Securities Act or applicable state securities laws. The holders of this Warrant, by acceptance hereof, further represents that it is fully informed as to the applicable limitations upon any distribution or resale of the shares of Common Stock purchased pursuant hereto under the Securities Act and applicable state securities laws and agrees not to distribute or resell any such shares of Common Stock if such distribution or resale would constitute a violation of the Securities Act or applicable state securities law.

     The holders of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Common Stock issuable or issued upon the exercise hereof of such holder's intentions as to such proposed transfer and the circumstances thereof. Promptly upon receiving such notice, the Company shall present copies thereof to counsel to the company and to special counsel to the original holders of this Warrant. If in the opinion of each such counsel the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under the Securities Act or applicable state securities laws) of this Warrant or the shares of Common Stock issuable or issued upon the exercise hereof, the company, as promptly as practicable, shall notify such holders of such opinion, whereupon such holders shall be entitled to transfer this Warrant or to dispose of shares of Common Stock received upon the exercise of this Warrant, all in accordance with the terms of the notice delivered by such holders to the company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares. The Company hereby indemnifies such holders, in transferring this Warrant or in disposing of shares received upon the exercise of this Warrant in reliance upon such notification by the Company, against all liability which such holders may incur through failure of this Warrant or such shares of Common Stock to be registered or qualified provided such transfer or disposition is in accordance with the proposed transfer or disposition.

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     8.   REGISTRATION RIGHTS.

     (a) If at any time after February 9, 1999 and prior to February 9, 2000, the Company proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the 1933 Act, any of its securities, it will give written notice to all holders of this Warrant, and any Warrant Shares of its intention to do so and, on the written request of any such holders given within twenty (20) days after receipt of any such notice (which request shall specify the interest in this Warrant or the Warrant Shares intended to be sold or disposed of by such holders and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrant Shares, the holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company; provided, however, that if a greater number of Warrant Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Warrant Shares proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

     (b) Further, on a one-time basis during the four-year period commencing February 9, 1999, upon request by the holders or holders of a majority in interest of this Warrant, and of any Warrant Shares, the Company will promptly take all necessary steps to register or qualify, under the 1933 Act and the securities laws of such states as the holders may reasonably request, such number of Warrant Shares issued and to be issued upon conversion of the Warrants requested by such holders in their request to the Company. The Company shall keep effective and maintain any registration, qualification, notification, or approval specified in this Paragraph (b) for such period as may be reasonably necessary for such holders or holders of such Warrant Shares to dispose thereof and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law.

     (c) With respect to each inclusion of securities in a registration statement pursuant to this Section 8, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling holders, underwriting discounts and commissions, and transfer taxes for selling holders and any

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     other expenses relating to the sale of securities by the selling holders not expressly included above shall be borne by the selling holders.

     (d) The Company hereby indemnifies each of the holders of this Warrant and of any Warrant Shares, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holders expressly for use therein; and each such holders by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of
     Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or alleged untrue statement, omission or alleged omission contained in information furnished in writing to the Company by such holders expressly for use therein.

     9.   MISCELLANEOUS.

          (a) Subject to the provisions of paragraph 8 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holders hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed.
     Each holders of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

          (b) This Warrant is exchangeable, upon the surrender hereof by the holders hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holders hereof at the time of such surrender.

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and to be dated as of the date set forth above.

                         PHOTRAN CORPORATION


                         By  /s/ Paul T. Fink
                           --------------------------------
                         Its President
                           --------------------------------



                              RESTRICTION OF TRANSFER

     The securities evidenced hereby have not been registered under the Securities Act of 1933 and may not be sold, transferred, assigned, offered, pledge or otherwise distributed for value unless there is an effective registration statement under such Act covering such securities or the Company receives an opinion of counsel satisfactory to the Company stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of such Act.





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